Merger Agreement

     This Agreement of Merger made this 19th day of November, 1999 by and between MedLecture.com, Inc., a Maine Corporation with a principal place of business in Auburn, Maine (hereinafter referred to as "MedLecture.com"), Acadia National Health Systems, Inc., a Colorado Corporation with a principal place of business in Auburn, Maine (hereinafter referred to as "Acadia Group"), WorldLecture.com, Inc., a Colorado Corporation with a principal place of business in Auburn, Maine (hereinafter referred to as "WorldLecture.com"), Douglas Farrago, M.D. of Auburn, Maine, Raymond Stone, D.O. of New Gloucester, Maine, Diane Stone of New Gloucester, Maine, Kevin B. Dean of Auburn, Maine, and Emile L. Clavet of Auburn, Maine (hereinafter collectively referred to as the "MedLecture.com Shareholders" and individually referred to as "Dr. Farrago," "Dr. Stone," "Mrs. Stone," "Mr. Dean," and "Mr. Clavet"),
W i t n e s s:

     Whereas, Articles of Incorporation for MedLecture.com were filed with the Maine Secretary of State on October 7, 1999; and

     Whereas, Articles of Incorporation for Acadia Group were filed with the Colorado Secretary of State on August 2, 1996; and

     Whereas, the Articles of Incorporation for Acadia Group were subsequently restated pursuant to Restated Articles of Incorporation dated June 15, 1998 and December 13, 1996; and

     Whereas, Acadia Group has been authorized by its Shareholders to change its name from Acadia National Health Systems, Inc. to Acadia Group, Inc. pursuant to a vote of the Shareholders on or about November 19, 1999 (the "Vote"); and

     Whereas, Acadia Group has been authorized to transfer all assets relating to its medical billing practice to a wholly owned subsidiary to be known as Acadia National Health Systems, Inc. pursuant to the Vote; and

     Whereas, Articles of Incorporation for WorldLecture.com were filed with the Colorado Secretary of State on November 8, 1999; and

     Whereas, MedLecture.com is authorized to issue 2,000 shares of common stock without par value of which 100 common voting shares (the "MedLecture.com Shares") are issued and outstanding; and

     Whereas, the MedLecture.com Shareholders are the registered and beneficial owners of the MedLecture.com Shares as follows:

               Dr. Farrago:       45   shares
               Mr. Dean:          22.5 shares
               Dr. Stone:          5   shares
               Mrs. Stone:         5   shares
               Mr. Clavet:        22.5 shares
               Total:            100   shares; and

     Whereas, Acadia Group is authorized to issue 100,000,000 shares of stock divided into 50,000,000 shares of common voting stock with no par value (the "Acadia Group Common Shares") and 50,000,000 Series A Convertible Preferred Shares (the "Acadia Group Preferred Shares") of stock with a par value of $100.00 per share (the Acadia Group Common Shares and the Acadia Group Preferred Shares are hereinafter collectively referred to as the "Acadia Group Shares"); and

     Whereas, there are currently 5,013,987 shares of Acadia Group Common Shares issued and outstanding and there are currently no shares of Acadia Group Preferred Shares issued and outstanding; and

     Whereas, WorldLecture.com is authorized to issue 1,000,000 shares of common stock without par value of which 1,000 common voting shares (the "WorldLecture.com Shares") are issued and outstanding; and

     Whereas, WorldLecture.com is a wholly owned subsidiary of Acadia Group;
and

     Whereas, the parties to this Agreement have agreed to merge
MedLecture.com with and into WorldLecture.com, with WorldLecture.com being the surviving corporation; and

     Whereas, in the course of said merger, Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, and Mr. Clavet shall exchange their MedLecture.com Shares for Acadia Group Common Shares, subject to the terms and conditions set forth in this Agreement.

     Now, Therefore, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1. Merger.     A. Exchange of Shares.  Subject to the terms and
conditions of this Agreement, the parties hereto agree to merge MedLecture.com with and into WorldLecture.com in accordance with the Articles of Merger to be filed in the States of Maine and Colorado (the "Merger"). In conjunction with the Merger, Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, and Mr. Clavet agree to transfer their MedLecture.com Shares to Acadia Group, and Acadia Group agrees to deliver to Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, and Mr. Clavet Acadia Group Commons Shares equal in number to the number of Acadia Group Common Shares issued and outstanding immediately prior to the Merger, plus unissued shares designated for use under employment agreements, or other similar contractual agreements, whether verbal or written, or designated for issuance to Acadia Group's employees, agents, or third parties (the "Merger Shares"), said stock to be issued and distributed to Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, an Mr. Clavet as follows:

               Dr. Farrago:       45  %
               Mr. Dean:          22.5%
               Dr. Stone:          5  %
               Mrs. Stone:         5  %
               Mr. Clavet:        22.5%

The MedLecture.com Shares are represented by Certificates #1, 2, 3, 4, and 5 copies of which are attached hereto as Exhibit "1A" and made a part hereof. Evidence that the Merger Shares to be issued to Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, and Mr. Clavet in conjunction with the Merger will be issued in conjunction with the Merger is attached hereto as Exhibit "1B."

     For purposes of this Agreement, "accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1)Any director, executive officer, or general partner of the issuer of the securities being offered and sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (2)Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (3)Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (4)Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation Section 230.506(b)(2)(ii); and

     (5)Any entity in which all of the equity owners are accredited investors.

     Dr. Farrago ____ is ____ is not an accredited investor._____ DF
     Mr. Dean    ____ is ____ is not an accredited investor._____ KBD
     Dr. Stone   ____ is ____ is not an accredited investor._____ RS
     Mrs. Stone ____ is ____ is not an accredited investor._____ DS Mr. Clavet ____ is ____ is not an accredited investor._____ ELC

     B. Surviving Corporation. The surviving corporation shall be WorldLecture.com. The Articles of Incorporation and Bylaws of
WorldLecture.com are attached hereto as Exhibit "1C" and made a part hereof. The list of initial Officers and Directors of WorldLecture.com is attached hereto as Exhibit "1D" and made a part hereof.

     C. Registration. Acadia Group hereby represents that the Merger Shares shall, as of the Effective Date of Merger, as defined below, be registered under the Securities Exchange Act of 1934 (the "1934 Act") and shall be subject to no restriction or limitation with respect to the initial issue or subsequent transfer thereof, other than those transfer restrictions as prescribed and set forth in Rule 144 of the Securities Act of 1933 (the "1933 Act"). Acadia Group shall register the Merger Shares under the 1933 Act, at such time as the Chairman of the Board of Directors deems appropriate. Acadia Group shall pay all expenses incident to registration of the Merger Shares under the 1933 Act including, without limitation, all registration filing fees, fees and expenses of compliance with the 1933 Act, printing expenses, messenger and delivery expenses, fees and disbursements of counsel and all independent public accountants and other persons retained by Acadia Group, along with any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. In order to accomplish the registration of the Merger Shares, Acadia Group shall (i) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement(s) with respect to the Merger Shares, (ii) prepare and file with the SEC such amendments and supplements to such registration statement(s) and any prospectus used in connection therewith as may be necessary to keep such registration statement(s) effective and current, (iii) furnish to each holder of securities to be registered such number of copies of such registration statement(s) and each such amendment and supplement thereto, along with such number of copies of the prospectus as the holders of the Merger Shares shall reasonably request, and (iv) do any and all other acts and things which may be reasonably necessary or advisable for the registration of the Merger Shares.

     2. Effect of Merger. WorldLecture.com, as the surviving corporation, shall possess all of the rights, privileges, immunities, and contracts of MedLecture.com. In addition, all property, tangible, intangible, real, personal and mixed, all intellectual property, all debts due on whatever account, all other choses in action, and all and every other interest, of or belonging to or due to MedLecture.com, including, but not limited to, any and all tax benefits and burdens, deductions, losses, and other incidences, whether income tax or otherwise, any and all Licensing Agreements, Lecturer Agreements, Web Site Agreements, Web Services Agreements, any and all other legal documents naming MedLecture.com as a party, debtor, guarantor, or otherwise, shall be taken and be deemed to be transferred to and vested in WorldLecture.com without further act or deed, and the title to any real or personal property, or any interest therein, vested in MedLecture.com shall not revert or be in any way impaired by reason of such merger and the rights of creditors or any liens upon the property of MedLecture.com shall not be impaired by such merger. The contracts, property, rights, privileges, immunities, debts, and obligations referred to in this Item 2 are more fully described in Exhibit "2E" attached hereto and made a part hereof.

     3. Modification to Articles of Incorporation/Bylaws. Upon the Effective Date of Merger, as defined below, the Articles of Incorporation and Bylaws for WorldLecture.com shall remain unchanged. Acadia Group will take such actions as are necessary to facilitate an amendment to its Articles of Incorporation and Bylaws (i) to remove any so-called "shark repellent" provisions diluting the voting power of certain shareholders, (ii) to formalize the name change of Acadia Group to Acadia Group from Acadia National Health Systems, Inc., and (iii) to make such other amendments or other modifications as the Shareholders of Acadia Group direct.

     4. Articles of Merger and Effective Date. A. Articles of Merger. Upon the execution of this Agreement, MedLecture.com and WorldLecture.com shall execute, by and through their duly authorized officers, Articles of Merger substantially similar to the Articles attached hereto as Exhibit "4F" and made a part hereof. The Articles of Merger shall be filed with the Maine Secretary of State and the Colorado Secretary of State immediately upon execution.

     B. Effective Date of Merger. The effective date of Merger shall be November 19, 1999, or the date of acceptance of filing of the Articles of Merger with the States of Maine and Colorado, if later (the "Effective Date of Merger"). The Merger shall be completed at the offices of Acadia Group, 415 Rodman Road, Auburn, Maine 04210 or such other place as the parties mutually agree, and the Merger shall take place at such time as shall be mutually agreed upon the parties, but in all events no later than December 1, 1999.

     5. Conditions Precedent to Merger. This Agreement, and the obligations of the parties hereto, shall be subject to the following conditions:

          A. This Agreement, and the transactions contemplated herein, must be approved by the Shareholders and Directors of MedLecture.com, WorldLecture.com and Acadia Group;

          B. There shall be no actual or threatened action or proceeding by or before any court or other governmental body that represents a bona fide claim to restrain, prohibit, or invalidate the transactions contemplated by this Agreement;

          C. Acadia Group and WorldLecture.com shall provide to MedLecture.com a Certificate indicating that it has completed its due diligence review, that the results of the review are satisfactory, and that they wish to proceed with the Merger. MedLecture.com shall provide to Acadia Group and WorldLecture.com a Certificate indicating that it has completed its due diligence review, that it is satisfied with the results of its review, and that it desires to complete the Merger;

          D. Counsel to Acadia Group and WorldLecture.com shall provide to MedLecture.com an Opinion of Counsel in the form attached hereto as Exhibit "5G" and made a part hereof;

          E. Counsel for MedLecture.com shall provide to Acadia Group and WorldLecture.com an Opinion of Counsel in the form attached hereto as Exhibit "5H" and made a part hereof;

          F. Each party hereto shall have complied with all of its respective covenants and agreements contained in this Agreement; and

          G. Acadia Group shall receive a tax and accounting opinion from its accountants of choice indicating that the tax and accounting consequences of the Merger to Acadia Group are not adverse to the interests of Acadia
Group.

     6.     Representations and Warranties. A.  Acadia
Group/WorldLecture.com. Acadia Group and WorldLecture.com hereby represent and warrant as follows:

          1. Acadia Group and WorldLecture.com are duly organized, validly existing, and in good standing under their States of Incorporation and they have authority to conduct business in any and all states in which they currently conduct business. Acadia Group and WorldLecture.com have full power and authority to carry on their respective businesses as now conducted and to operate their respective businesses and execute and deliver this Agreement and to perform the terms of this Agreement;

          2. Acadia Group's and WorldLecture.com's authorized and issued shares of stock are as set forth in the Recitals to this Agreement;

          3. All of the shares of Acadia Group and WorldLecture.com are validly issued and outstanding, fully paid, and non-assessable, registered in the names of, and beneficially owned by, the parties appearing on the face of the Stock Certificates, free and clear of all voting restrictions, liens, charges, encumbrances, or restrictions, other than the restrictions more fully described in Exhibit "6I" attached hereto and made a part hereof. Other than as more fully described in Exhibit "6J" attached hereto and made a part hereof, there are no shares, options, convertible debentures, documents, instruments, or other writings of any kind whatsoever affecting the shares of Acadia Group and WorldLecture.com;

          4. All of the material transactions of Acadia Group and WorldLecture.com have been promptly and properly recorded or filed in or with the books and records of Acadia Group and/or WorldLecture.com, and the minute books of Acadia Group and WorldLecture.com contain all records of the meetings and proceedings of shareholders and directors of Acadia Group and WorldLecture.com, as the case may be, since their respective dates of incorporation;

          5. To the best of Acadia Group's and WorldLecture.com's knowledge, information and belief, Acadia Group and WorldLecture.com holds all licences, approvals, orders, franchises, rights, registrations, and permits that are required for carrying on their businesses in the manner in which such businesses have been carried on and to the best of Acadia Group's and WorldLecture.com's knowledge, all such permits are currently in full force and effect and Acadia Group and WorldLecture.com are in compliance therewith, except to the extent non-compliance would not have a material adverse effect on the business of Acadia Group and WorldLecture.com;

          6. To the best of Acadia Group's and WorldLecture.com's knowledge, information, and belief, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of their assets; Acadia Group and WorldLecture.com solely own and have the exclusive right to use all of their respective intellectual property and the trade secrets, know-how, and technology used in the operation of their respective businesses, and Acadia Group and WorldLecture.com have the right to use said property without infringement or violation of rights of others;

          7. Any and all financial information provided by Acadia Group and WorldLecture.com to the other parties to this Agreement is true and correct in every material aspect and presents fairly and accurately the financial position and results of the operations of Acadia Group and WorldLecture.com for the periods then ended, and the financial information presented has been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

          8.  Since September 29, 1999:

     (i) no dividends or other distributions of any kind whatsoever on any share in the capital of Acadia Group and WorldLecture.com have been made, declared, or authorized, except as provided in Exhibit "6K" attached hereto and made a part hereof;

     (ii) Acadia Group and WorldLecture.com have not issued any additional stock, borrowed any money, or incurred any debt other than debt incurred in the ordinary course of business, except as provided in Exhibit "6L" attached hereto and made a part hereof;

          9. There are no material liabilities of Acadia Group and WorldLecture.com, whether direct, indirect, absolute, contingent, or otherwise which are not disclosed or reflected in Acadia Group's and WorldLecture.com's Financial Statements except those incurred in the ordinary course of business since the date that Acadia Group's and WorldLecture.com's Financial Statements were prepared, all of which are recorded in the books and records of Acadia Group and WorldLecture.com., as the case may be;

          10.  Since September 29, 1999:

     (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Acadia Group and WorldLecture.com or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of Acadia Group and WorldLecture.com or the right or capacity of Acadia Group and WorldLecture.com to carry on its business;

     (ii) Acadia Group and WorldLecture.com have not discharged, satisfied or paid any lien, charge or encumbrance of an kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of their respective businesses or as expressly permitted under this Agreement; and

     (iii) the businesses of Acadia Group and WorldLecture.com have been carried on in the ordinary course;

          11. Acadia Group and WorldLecture.com have not licensed, leased, transferred, disposed of or encumbered any of their assets in anyway, except as otherwise provided in Exhibit "6M" attached hereto and made a part hereof;

          12. All tax returns and reports of Acadia Group and WorldLecture.com required by law to be filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Acadia Group and WorldLecture.com have been paid or accrued in Acadia Group's and WorldLecture.com's Financial Statements, except as otherwise provided in Exhibit "6N" attached hereto and made a part hereof;

          13. To the best of Acadia Group's and WorldLecture.com's knowledge, and except as otherwise provided in Exhibit "6O" attached hereto and made a part hereof, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Acadia Group and WorldLecture.com at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever, and there is no basis therefore;

          14. To the best of Acadia Group's and WorldLecture.com's knowledge, Acadia Group and WorldLecture.com are not in breach of any law, ordinance, statute, regulation, bylaw, order or degree of any kind whatsoever;

          15. Acadia Group and WorldLecture.com have good and sufficient right and authority to enter into this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

          16. To the best of Acadia Group's and WorldLecture.com's knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement, and the completion of the transactions contemplated under this Agreement will not:

     (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute a default under any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which either Acadia Group or WorldLecture.com is a party or by which it is bound, or of any judgment or order of any kind whatsoever of any court or administrative body of which either Acadia Group or WorldLecture.com is bound; or

     (ii) result in the violation of any law or regulation of any kind whatsoever by which Acadia Group or WorldLecture.com is bound;

          17. Acadia Group and WorldLecture.com have not incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

          18. Acadia Group and WorldLecture.com are in compliance with all SEC rules and regulations, to the extent applicable, and the transactions contemplated under this Agreement will not result in a violation for non-compliance therewith so long as the MedLecture.com Shareholders fully complete and execute any Investment Representation Letter provided by Acadia Group and/or WorldLecture.com as described in Regulation D of the 1933 Act;

          19. The representations and warranties of Acadia Group and WorldLecture.com contained in this Agreement disclose all material facts specifically relating to the transactions involving Acadia Group and/or WorldLecture.com contemplated under this Agreement which materially and adversely affected, or in the future may materially or adversely affect, their ability to perform their obligations under this Agreement;

          20. The representations and warranties of Acadia Group and WorldLecture.com contained in this Agreement shall be true as of the Effective Date of Merger and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the other parties hereto for a period of one (1) year after the Effective Date of Merger;

          21. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or other governmental agency or instrumentality, domestic or foreign or third party is required by or with respect to Acadia Group and WorldLecture.com or any corporate shareholder in connection with the execution and delivery by Acadia Group and WorldLecture.com or any corporate shareholder of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on Acadia Group and WorldLecture.com.;

          22. To the best knowledge of Acadia Group and WorldLecture.com or any of their subsidiaries, no written statement, certificate, schedule, list or other information furnished by or on behalf of Acadia Group and WorldLecture.com or any of their subsidiaries on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to Acadia Group or WorldLecture.com or any of their subsidiaries in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading;

          23. Exhibit "6O-1" sets forth a true, complete and correct list of all accounts and notes payable owed by Acadia Group or WorldLecture.com, together with an appropriate aging schedule, as of November 1, 1999, which lists separately all such amounts payable to any Acadia Group or WorldLecture.com shareholder, director, officer, employee, or agent of Acadia Group or WorldLecture.com, to Acadia Group or WorldLecture.com shareholders or to any of the irrespective affiliates. To the best of Acadia Group's and WorldLecture.com's knowledge, all accounts and notes payable of Acadia Group and WorldLecture.com present bona fide claims against Acadia Group and WorldLecture.com for services performed or other charges arising in the ordinary course of business;

          24. Exhibit "6O-2" sets forth a true, complete and correct list of all contracts, agreements, and commitments of Acadia Group and WorldLecture.com, whether or not made in the ordinary course of business, including leases under which Acadia Group and WorldLecture.com is lessor or lessee, which are to be performed in whole or in part after the Effective Date of the Merger. To the best of Acadia Group's and WorldLecture.com's knowledge, Acadia Group and WorldLecture.com have complied in all material respects with all commitments, contracts, agreements, and obligations pertaining to it listed in Exhibit "6O-2" and Acadia Group and WorldLecture.com are not in material default under any such contracts and agreements and no notice of material default has been received, in each case which would have a material adverse effect on the business of Acadia Group or WorldLecture.com.;

          25. Except for the Employment Agreements in the form attached hereto as Exhibit "6O-3" (the "Employment Agreements"), there are no oral or written employment or consulting agreements to which Acadia Group and WorldLecture.com is a party or by which Acadia Group and WorldLecture.com is bound;

          26. Exhibit "6O-4" sets forth a true, complete and correct list of all material contracts, leases, and commitments by and between Acadia Group and WorldLecture.com and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person. None of the officers, directors, stockholders, or employees of Acadia Group and WorldLecture.com owns, leases, or licenses any interest in any asset used by Acadia Group and WorldLecture.com in their businesses, other than solely by and through ownership of the capital stock of Acadia Group and WorldLecture.com;

          27. Except as set forth in Exhibit "6O-5," to the best of Acadia Group's and WorldLecture.com's knowledge, Acadia Group and WorldLecture.com own their material assets, whether real, personal or intangible, free and clear of all encumbrance, except for (i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by Acadia Group and WorldLecture.com in the ordinary course of their business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business,
(iv) easements, covenants, restrictions, and other exceptions to title of record (which do not materially and adversely effect the operation of Acadia Group and WorldLecture.com);

          28. To the best of Acadia Group's and WorldLecture.com's knowledge, Acadia Group and WorldLecture.com have complied with the Occupational Safety and Health Act and all other laws relating to equal employment of labor including, without limitation, laws relating to equal employment opportunity and employment discrimination, employment of illegal aliens, wages, hours and collective bargaining, the violation or failure to comply with which would have a material adverse effect on the business of Acadia Group and WorldLecture.com. Notwithstanding anything herein to the contrary, Acadia Group and WorldLecture.com have complied with all laws relating to the collection and payment of social security and withholding taxes, or both, and similar taxes except where the failure to comply with such laws would have a material adverse effect on the businesses of Acadia Group and WorldLecture.com. To the best of Acadia Group's and WorldLecture.com's knowledge, Acadia Group and WorldLecture.com are not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, which would have a material adverse effect on the businesses of Acadia Group and WorldLecture.com. To the best knowledge of Acadia Group and WorldLecture.com, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of Acadia Group or WorldLecture.com, which would have a material adverse effect on the businesses of Acadia Group and WorldLecture.com.;

          29. Except as set forth in Exhibit "6O-6," Acadia Group and WorldLecture.com have no other benefit plans (the "Benefit Plans") within the meaning of the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws;

          30. To the best knowledge of Acadia Group and WorldLecture.com and all of their subsidiaries, Acadia Group and WorldLecture.com or any of their subsidiaries have not engaged in a transaction in connection with which they could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

          31. To the best knowledge of Acadia Group and WorldLecture.com and any of its subsidiaries, neither Acadia Group, WorldLecture.com, nor any of their subsidiaries is in material default with respect to any obligation, agreement, or covenant to be performed by them under any contract or arrangement of any kind, which default would have a material adverse effect on Acadia Group, WorldLecture.com, or any of their subsidiaries.

     B. MedLecture.com. MedLecture.com hereby represents and warrants as follows:

          1. MedLecture.com is a Corporation duly organized, validly existing, and in good standing under its State of Incorporation and it has authority to conduct business in any and all states in which it conducts business. It has full power and authority to carry on its business as now conducted and to operate its business and to execute and deliver this Agreement and to perform the terms of this Agreement;

          2. MedLecture's authorized and issued shares of stock are as set forth in the Recitals to this Agreement;

          3. All of MedLecture's shares are validly issued and outstanding, fully paid, and non-assessable, registered in the names of, and beneficially owned by, the parties appearing on the face of the Stock Certificates, free and clear of all voting restrictions, liens, charges, encumbrances, or restrictions, other than the restrictions more fully described in Exhibit "6P" attached hereto and made a part hereof. Other than as more fully described in Exhibit "6Q" attached hereto and made a part hereof, there are no shares, options, convertible debentures, documents, instruments, or other writings of any kind whatsoever affecting the shares of MedLecture.;

          4. All of the material transactions of MedLecture.com. have been promptly and properly recorded or filed in or with the books and records of MedLecture.com, and the minute books of MedLecture.com contain all records of the meetings and proceedings of shareholders and directors of MedLecture.com since its date of incorporation;

          5. To the best of MedLecture's knowledge, information and belief, MedLecture.com holds all licenses, approvals, orders, franchises, rights, registrations, and permits that are required for carrying on its business in the manner in which such business has been carried on and to the best of MedLecture.com's knowledge, all such permits are currently in full force and effect and MedLecture.com is in compliance therewith, except to the extent non-compliance would not have a material adverse effect on the business of MedLecture.com;

          6. To the best of MedLecture.com's knowledge, information, and belief, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of its assets; MedLecture.com solely owns and has the exclusive right to use all of its intellectual property and the trade secrets, know-how, and technology used in the operation of its business, and MedLecture.com has the right to use said property without infringement or violation of rights of others;

          7. Any and all financial information provided by MedLecture.com to the other parties to this Agreement is true and correct in every material aspect and presents fairly and accurately the financial position and results of the operations of MedLecture.com for the periods then ended, and the financial information presented has been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

          8.  Since September 29, 1999:

     (i) no dividends or other distributions of any kind whatsoever on any share in the capital of MedLecture.com have been made, declared, or authorized, except as provided in Exhibit "6R" attached hereto and made a part hereof;

     (ii) MedLecture.com has not issued any additional stock, borrowed any money, or incurred any debt other than debt incurred in the ordinary course of business, except as provided in Exhibit "6S" attached hereto and made a part hereof;
          9. There are no material liabilities of MedLecture.com, whether direct, indirect, absolute, contingent, or otherwise which are not disclosed or reflected in MedLecture.com's Financial Statements except those incurred in the ordinary course of business since the date that MedLecture.com's Financial Statements were prepared, all of which are recorded in the books and records of MedLecture.com;

          10.  Since September 29, 1999:

     (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of MedLecture.com or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of MedLecture.com or the right or capacity of MedLecture.com to carry on its business;

     (ii) MedLecture.com has not discharged, satisfied or paid any lien, charge or encumbrance of an kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business or as expressly permitted under this Agreement; and

     (iii) the business of MedLecture.com has been carried on in the ordinary course;

          11. MedLecture.com has not licensed, leased, transferred, disposed of or encumbered any of its assets in anyway, except as otherwise provided in Exhibit "6T" attached hereto and made a part hereof;

          12. All tax returns and reports of MedLecture.com required by law to be filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of MedLecture.com have been paid or accrued in MedLecture.com's Financial Statements except as otherwise provided in Exhibit "6U" attached hereto and made a part hereof;

          13. To the best of MedLecture.com's knowledge, and except as otherwise provided in Exhibit "6V" attached hereto and made a part hereof, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting MedLecture.com at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever, and there is no basis therefore;

          14. To the best of MedLecture.com's knowledge, MedLecture.com is not in breach of any law, ordinance, statute, regulation, bylaw, order or degree of any kind whatsoever;

          15. MedLecture.com has good and sufficient right and authority to enter into this Agreement and to complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

          16. To the best of MedLecture.com's knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement, and the completion of the transactions contemplated under this Agreement will not:

     (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute a default under any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever to which MedLecture.com is a party or by which it is bound, or of any judgment or order of any kind whatsoever of any court or administrative body of which MedLecture.com is bound; or

     (ii) result in the violation of any law or regulation of any kind whatsoever by which MedLecture.com is bound;

          17. MedLecture.com has not incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;

          18. MedLecture.com is in compliance with all SEC rules and regulations, to the extent applicable, and the transactions contemplated under this Agreement will not result in a violation for non-compliance therewith;

          19. The representations and warranties of MedLecture.com contained in this Agreement disclose all material facts specifically relating to the transactions involving MedLecture.com contemplated under this Agreement which materially and adversely affected, or in the future may materially or adversely affect, its ability to perform its obligations under this Agreement;

          20. The representations and warranties of MedLecture.com contained in this Agreement shall be true as of the Effective Date of Merger and shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the other parties hereto for a period of one (1) year after the Effective Date of Merger;

          21. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or other governmental agency or instrumentality, domestic or foreign or third party is required by or with respect to MedLecture.com or any corporate shareholder in connection with the execution and delivery by MedLecture.com or any corporate shareholder of this Agreement, or the completion of the transactions contemplated hereby, the absence of which would have a material adverse effect on MedLecture.com.;

          22. To the best knowledge of MedLecture.com or any of its subsidiaries, no written statement, certificate, schedule, list or other information furnished by or on behalf of MedLecture.com or any of its subsidiaries on or prior to the date hereof in connection herewith contains (after giving effect to any correction thereof furnished to MedLecture.com or any of its subsidiaries in writing prior to the date hereof) any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading;

          23. Exhibit "6W" sets forth a true, complete and correct list of all accounts and notes payable owed by MedLecture.com, together with an appropriate aging schedule, as of November 1, 1999, which lists separately all such amounts payable to any MedLecture.com shareholder, director, officer, employee, or agent of MedLecture.com, to MedLecture.com shareholders or to any of the irrespective affiliates. To the best of MedLecture.com's knowledge, all accounts and notes payable of MedLecture.com present bona fide claims against MedLecture.com for services performed or other charges arising in the ordinary course of business;

          24. Exhibit "6X" sets forth a true, complete and correct list of all contracts, agreements, and commitments of MedLecture.com, whether or not made in the ordinary course of business, including leases under which MedLecture.com is lessor or lessee, which are to be performed in whole or in part after the Effective Date of the Merger. To the best of MedLecture.com's knowledge, MedLecture.com has complied in all material respects with all commitments, contracts, agreements, and obligations pertaining to it listed in Exhibit "6X" and MedLecture.com is not in material default under any such contract and agreement and no notice of material default has been received, in each case which would have a material adverse effect on the business of MedLecture.com.;

          25. Except for the Employment Agreements in the form attached hereto as Exhibit "6Y" (the "Employment Agreements"), there are no oral or written employment or consulting agreements to which MedLecture.com is a party or by which MedLecture.com is bound;

          26. Exhibit "6Z" sets forth a true, complete and correct list of all material contracts, leases, and commitments by and between MedLecture.com and any of its officers, directors, stockholders, employees, or agents, or any affiliate of any such person. None of the officers, directors, stockholders, or employees of MedLecture.com owns, leases, or licenses any interest in any asset used by MedLecture.com in their businesses; other than solely by and through ownership of the capital stock of MedLecture.com.;

          27. Except as set forth in Exhibit "6AA," to the best of MedLecture.com's knowledge, MedLecture.com owns its material assets, whether real, personal or intangible, free and clear of all encumbrances, except for
(i) liens for current taxes and assessments not yet due, or being contested in good faith by appropriate proceedings, (ii) mechanic's liens arising under the operation of law or for actions contested in good faith or for which payment arrangements have been made, (iii) liens granted or incurred by MedLecture.com in the ordinary course of its business or in connection with the financing of office space, furniture and equipment in the ordinary course of its business,
(iv) easements, covenants, restrictions, and other exceptions to title of record (which do not materially and adversely effect the operation of MedLecture.com);

          28. To the best of MedLecture.com's knowledge, MedLecture.com has complied with the Occupational Safety and Health Act and all other laws relating to equal employment of labor including, without limitation, laws relating to equal employment opportunity and employment discrimination, employment of illegal aliens, wages, hours and collective bargaining, the violation or failure to comply with which would have a material adverse effect on the business of MedLecture.com. Notwithstanding anything herein to the contrary, MedLecture.com has complied with all laws relating to the collection and payment of social security and withholding taxes, or both, and similar taxes except where the failure to comply with such laws would have a material adverse effect on the businesses of MedLecture.com. To the best of MedLecture.com's knowledge, MedLecture.com is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, which would have a material adverse effect on the businesses of MedLecture.com. To the best knowledge of MedLecture.com, there are no organizational efforts presently being made or threatened by or on behalf of any labor union with respect to any employees of MedLecture.com, which would have a material adverse effect on the businesses of MedLecture.com.;

          29. Except as set forth in Exhibit "6BB," MedLecture.com has no other benefit plans (the "Benefit Plans") within the meaning of the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and other applicable laws;

          30. To the best knowledge of MedLecture.com and all of its subsidiaries, MedLecture.com or any of its subsidiaries have not engaged in a transaction in connection with which they could be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.; and

          31. To the best knowledge of MedLecture.com and any of its subsidiaries, neither MedLecture.com, nor any of its subsidiaries is in material default with respect to any obligation, agreement, or covenant to be performed by if under any contract or arrangement of any kind, which default would have a material adverse effect on MedLecture.com, or any of its subsidiaries.

     7. Indemnity. Notwithstanding the completion of the transactions contemplated under this Agreement, the representations, warranties, and acknowledgments of the parties contained in this Agreement, or any certificates or documents delivered by them or any of them pursuant to this Agreement, shall survive the completion of the transactions contemplated by this Agreement, and shall continue in full and effect thereafter for the benefit of the other parties hereto for a period of one (1) year after the Effective Date of Merger. If any of the representations, warranties, or acknowledgments given by any party to the others in this Agreement are found to be untrue, or if there is a breach of any covenant or agreement under this Agreement by a party, that party shall indemnify and save harmless the other(s) from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the non-breaching party by any person, firm, or corporation of any kind whatsoever or which may be suffered or incurred by the non-breaching party, directly or indirectly, arising out of, or as a consequence of, any such misrepresentation or breach of warranty, acknowledgment, covenant, or Agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the non-breaching party, directly or indirectly, arising out of any material assessment or reassessment levied upon the breaching party for tax, interest and/or penalties for any period up to and including the Effective Date of Merger and all claims, demands, costs (including legal fees and disbursements as charged by a lawyer to his own client) and expenses of any kind whatsoever with respect to the foregoing.

     8. Closing Documents. A. MedLecture.com. Upon the Effective Date of Merger, Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, Mr. Clavet, and MedLecture.com shall deliver to Acadia Group and WorldLecture.com, as appropriate, the following documents:

     1. A Certificate of Clerk attesting that the MedLecture.com has agreed to and is authorized to enter into the transactions contemplated herein, and naming an officer of MedLecture.com to execute all applicable closing documents;

     2. The MedLecture.com Share Certificates with Stock Powers fully endorsed in blank;

     3. Duly executed Articles of Merger in the form attached hereto as Exhibit "4F" and made a part hereof;

     4. The Opinion of Counsel for MedLecture.com in the form attached hereto as Exhibit "5H" and made a part hereof;

     5.      All of the Minute Books and corporate records for MedLecture.com;

     6. A Certificate relating to due diligence as more fully described in Item 5(C) above; and

     7. Any and all other materials that are, in the opinion of the counsel for Acadia Group and WorldLecture.com, reasonably required to complete the transactions contemplated under this Agreement.

     B. Acadia Group/WorldLecture.com. Acadia Group and WorldLecture.com shall, upon the Effective Date of Merger, deliver to MedLecture.com the following documents:

     1. Certificates of Secretary attesting that Acadia Group and WorldLecture.com have agreed to the transactions contemplated in the Agreement, and naming an officer to execute all applicable closing documents;

     2.     The Merger Shares or evidence that the same will be issued;

     3. Duly executed Articles of Merger in the form attached hereto as Exhibit "4F" and made a part hereof;

     4. The Opinion of Counsel for Acadia Group and WorldLecture.com in the form attached hereto as Exhibit "5G" and made a part hereof;

     5.     A Certificate relating to due diligence as more fully described in
Item 5(C) above; and

     6. Any other materials that are, in the opinion of the counsel for MedLecture.com, reasonably required to complete the transactions contemplated in this Agreement.

     The parties hereto recognize that the Merger is intended to be a forward triangular merger under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); said transaction shall not result in the recognition of taxable income under the Code. The parties hereto agree to execute any and all documents necessary or appropriate to accomplish the tax-free merger contemplated in this Agreement.

     9.Miscellaneous.

          A. Entire Agreement. Except as otherwise expressly provided, this Agreement contains the entire agreement of the parties hereto with respect to the transactions contemplated herein and supersedes all prior arrangements or understandings with respect to these transactions, whether written or oral; Provided, However, that the Binding Letter of Intent dated September 29, 1999, as amended, attached hereto as Exhibit "8CC" shall continue to be binding upon the parties, except to the extent inconsistent with the provisions hereof, in which event this Agreement shall control. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, either express or implied, is intended to confer upon any party, and its successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          B. Captions. The captions contained in this Agreement are for reference purposes only and shall not constitute any part of this Agreement.

          C. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, and all disputes shall be resolved in courts of the State of Maine or Federal Courts located in the State of Maine.

          D. Exhibits. The Exhibits to this Agreement are incorporated herein by reference and the Recitals of this Agreement constitute a part of this Agreement.

          E. Amendments. No alteration, amendment, modification, or interpretation of this Agreement, or any provision of this Agreement, shall be valid and binding upon the parties hereto until such alteration, amendment, modification, or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification, or interpretation.

          F. Gender. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural, the feminine, or the body corporate as the context may require.

          G. Notice. Any notice, request, demand, or other communication to be given under this Agreement shall be in writing and shall be delivered by hand or telecopier or by overnight mail to the parties at their following respective addresses:

     If to MedLecture.com, to:

                         MedLecture.com, Inc.
                         63A Broad Street
                         Auburn, Maine 04210
                         Attention: Kevin B. Dean

     If to Dr. Farrago, to:

                         94 Shepley Street
                         Auburn, Maine 04210

     If to Dr. Stone, to:

                         410 Intervale Road
                         New Gloucester, Maine  04260

     If to Mrs. Stone, to:

                         410 Intervale Road
                         New Gloucester, Maine 04260

     If to Mr. Dean or Mr. Clavet, to:

                         63A Broad Street
                         Auburn, Maine 04210

     If to Acadia Group or
     WorldLecture.com, to:

                         Acadia Group, Inc.
                         415 Rodman Road
                         P.O. Box 1328
                         Auburn, Maine 04211-1328
                         Attention: Paul Chute

or to such other addresses as may be given in writing to the parties hereto in the manner provided for in this paragraph. Notices shall be deemed to have been received, if delivered by hand, on the date of delivery, if delivered by telecopier, on the date that it is sent, and if delivered by overnight mail,
on the day after the day it is sent.    Notices provided to MedLecture.com,
Dr. Farrago, Dr. Stone, Mrs. Stone, Mr. Dean, and/or Mr. Clavet shall be copied to Bonneau & Geismar, LLC, 100 Lisbon Street, P.O. Box 7230, Lewiston, Maine 04243-7230, Attention: Shawn K. Bell. Notices to Acadia or WorldLecture.com shall be copied to: Nadeau & Simmons, 1250 Turks Head Place, Providence, Rhode Island 02903, Attention: Mark Thatcher, Esq.

          H. Assignment. This Agreement, and the rights and obligations of each party hereunder, shall not be assigned by any party.

          I. Severability. In the event that any portion of this Agreement is declared void or enforceable by a court of competent jurisdiction, the remaining portion shall remain in full force and effect, unless both parties to this Agreement agree to the contrary in a written amendment with respect to any particular provision.

          J. Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, personal representatives, successors, and assigns.

          K. Waiver. The waiver of a breach of any term, condition, or covenant contained in this Agreement shall not be considered a waiver of any subsequent breach of any other term, condition, or covenant.

          L. Legal Expenses. Provided this Agreement and any and all documents required to be signed in conjunction therewith are executed with the approval of the respective governing bodies of the parties hereto, any and all legal expenses incurred by MedLecture.com through Bonneau & Geismar, LLC to accomplish the Merger through November 19, 1999 shall be paid by Acadia Group on November 19, 1999, and any legal expenses incurred thereafter by MedLecture.com through Bonneau & Geismar, LLC shall be paid by Acadia Group on a monthly basis.

     In Witness Whereof, the parties have hereunto set their hands and seals effective the day and year first above written.

Witness:                                 MedLecture.com, Inc.


_________________________________

                                         By:_________________________________
                                         Kevin B. Dean
                                         Its President

                                         Acadia National Health Systems, Inc.


_________________________________
                                         By:_________________________________
                                         Print Name:_______________________
                                         Its:______________________________


                                         WorldLecture.com, Inc.


_________________________________

                                         By:_________________________________
                                         Print Name:_______________________
                                         Its:______________________________


_________________________________
                                         ____________________________________
                                         Douglas Farrago, M.D.


_________________________________
                                         ____________________________________
                                         Raymond Stone, D.O.


_________________________________
                                         ____________________________________
                                         Diane Stone



_________________________________
                                         ____________________________________
                                         Kevin B. Dean


_________________________________
                                         ____________________________________
                                         Emile L. Clavet